                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Occusystems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               Occusystems, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                     [OCCUSYSTEMS, INC. LOGO APPEARS HERE]


                          3010 LBJ FREEWAY, SUITE 400
                             DALLAS, TEXAS  75234

                                                                   April 3, 1997



To Our Stockholders:

       You are cordially invited to attend the Annual Meeting of Stockholders of OccuSystems, Inc., to be held at 1:00 p.m. on Wednesday, May 7, 1997, at the Holiday Inn, 4441 Highway 114 and Esters Boulevard, Irving, Texas 75063.

       The Board of Directors appreciates your interest in the Company. Regardless of whether you plan to attend the meeting, it is important that your shares be represented. Please sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience.


Sincerely,




John K. Carlyle                  Daniel J. Thomas
Chairman of the Board and        President and
Chief Executive Officer          Chief Operating Officer

                               OCCUSYSTEMS,  INC.
                          3010 LBJ FREEWAY, SUITE 400
                              DALLAS, TEXAS  75234

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 7, 1997

       Notice is hereby given that the Annual Meeting of the Stockholders (the "Annual Meeting") of OccuSystems, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn, 4441 Highway 114 and Esters Boulevard, Irving, Texas 75063, on Wednesday, May 7, 1997, at 1:00 p.m., C.D.S.T., for the following purposes:

       1. To elect three (3) Class II directors, to serve until the expiration of their terms and until their successors are elected and qualify;

       2. To authorize and approve an amendment to the OccuSystems, Inc. 1995 Long-Term Incentive Plan to increase the number of shares of Common Stock for which options and/or awards may be granted thereunder from 1,000,000 to 2,000,000;

       3. To ratify the selection of the accounting firm of Arthur Anderson LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997; and,

       4. To transact such other business as may properly be brought before the Annual Meeting.

       The Board of Directors of the Company has fixed the close of business on March 14, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

       A form of Proxy, a Proxy Statement containing more detailed information with respect to the matters to be considered at the Annual Meeting, and the Company's 1996 Annual Report accompany this notice.

       You are cordially invited to attend the Annual Meeting in person, but if you are unable to do so, please complete, sign, date, and promptly return the enclosed Proxy in the enclosed, pre-addressed, postage paid envelope. If you attend the Annual Meeting and desire to revoke your Proxy and vote in person you may do so. In any event, a Proxy may be revoked at any time before it is voted. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE ABOVE PROPOSALS NUMBERED 1-3.

       IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. AN ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                    By Order of the Board of Directors,



                                    Richard A. Parr II
                                    Secretary

Dallas, Texas
April 3, 1997

                               OCCUSYSTEMS, INC.
                          3010 LBJ FREEWAY, SUITE 400
                             DALLAS, TEXAS  75234
                                 972-484-2700

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 3, 1997

       The Annual Meeting of Stockholders (the "Annual Meeting") of OccuSystems, Inc. (the "Company") will be held at 1:00 p.m., C.D.S.T. on Wednesday, May 7, 1997, at the Holiday Inn, 4441 Highway 114 and Esters Boulevard, Irving, TX 75063. This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting and at any adjournments thereof.

       Only stockholders of record at the close of business on March 14, 1997, are entitled to vote at the meeting or any adjournments thereof. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's principal executive offices at 3010 LBJ Freeway, Suite 400, Dallas, Texas 75234. At the record date, 21,576,898 shares of the Company's common stock, par value $.01 per share ("Common Stock") were outstanding. Each share of Common Stock entitles the owner to one vote. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum exists, but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

       If the proxy is properly signed, returned to the Company, and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted in favor of approval of all of the proposals to be considered at the Annual Meeting, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in the discretion of the proxy holders on such other business as may properly come before the Annual Meeting.

       A person giving their enclosed proxy has the power to revoke it at any time before it is exercised. However, such revocation must be made in writing and received by the Secretary of the Company at its principal executive offices at 3010 LBJ Freeway, Suite 400, Dallas, Texas 75234 at or before the time and date of the Annual Meeting. A stockholder may also attend the Annual Meeting and vote in person, in which event any prior proxy given by the stockholder will be automatically revoked.

       The cost of soliciting proxies will be borne by the Company. Such solicitation will be made by mail and in addition may be made personally or by telephone by directors, officers, and employees of the Company, none of whom will receive additional compensation for these services. The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also solicit proxies by telephone and mail. Forms of proxies and proxy materials will also be distributed through brokers, custodians, and other like parties to the beneficial owners of Common Stock. The Company will reimburse such parties for their reasonable out-of-pocket expenses incurred in connection with the distribution.

       The approximate date on which the Company is first sending this Proxy Statement and form of proxy to stockholders is April 3, 1997. The Annual Report of the Company for the fiscal year ended December 31, 1996, including consolidated financial statements, accompanies this Proxy Statement.

                     PROPOSAL ONE - ELECTION OF DIRECTORS

       The Company's Board of Directors currently consists of seven members divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each, except that initially the Class I directors served until the Company's 1996 Annual Meeting of Stockholders, the Class II directors will serve until the 1997 meeting and the Class III directors will serve until the 1998 meeting.

       At the 1997 Annual Meeting of Stockholders, three Class II directors will be elected to a term expiring in 2000. One Class I position is unfilled. One Class III position is unfilled. The Board of Directors has the authority under the bylaws of the Company to elect additional directors during the year to fill any vacant positions until the expiration of the term of the position thus filled. At this time, the Board of Directors has no plans or commitments to fill the vacant positions.

       Management has designated each of the following individuals as nominees for reelection at the Annual Meeting as Class II directors of the Company with terms expiring 2000:

                               Robert W. O'Leary
                               Robert A. Ortenzio
                             Richard D. Rehm, M.D.

       Proxies will be voted FOR the nominees listed above, unless otherwise instructed. The affirmative vote of a plurality of the shares of Common Stock cast at the 1997 Annual Meeting of Stockholders by the holders of the shares entitled to vote thereon is required to elect the directors. It is expected that the nominees will serve, if elected, but if for any unforeseen reason a nominee should decline or be unable to serve, the proxies will be voted to fill any such vacancy in accordance with the discretionary authority of the persons named in the proxies. The proxies cannot be voted for a greater number of persons than the number of named nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.


                                 PROPOSAL TWO
           AMENDMENT TO THE COMPANY'S 1995 LONG-TERM INCENTIVE PLAN

       The Company has granted equity-based incentives as a key element of its overall compensation program for employees of the Company. The Board of Directors and the Option and Compensation Committee of the Board of Directors believe that it is important to have such equity-based incentives available to attract, motivate, and retain key employees with appropriate experience and ability, and to increase the grantees' alignment of interest with the Company's stockholders. Accordingly, the Board of Directors has approved, subject to stockholder approval, an amendment to the Company's 1995 Long-Term Incentive Plan (the "Incentive Plan"), increasing by 1,000,000 the number of shares of the Company's Common Stock reserved for issuance under the Incentive Plan. A description of the Incentive Plan is set forth under "Compensation Plans - 1995 Long-Term Incentive Plan."

       Currently, a maximum of 1,000,000 shares of Common Stock may be issued pursuant to awards granted under the Incentive Plan as adopted by the Company's stockholders in 1995. Of that number, 78,625 shares remained available for grant under the Incentive Plan as of March 14, 1997. The proposed amendment would increase the number of shares available under the Incentive Plan by 1,000,000 (to a maximum of 2,000,000). Specifically, the proposed amendment would amend Section 2.1 of the Incentive Plan by replacing the number "1,000,000" with the number "2,000,000."

       The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting will be required to approve the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE INCENTIVE PLAN.

                                PROPOSAL THREE
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

       The firm of Arthur Andersen LLP, Dallas, Texas, has been retained by the Company as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997, subject to stockholder approval. Arthur Andersen LLP has been the Company's auditor since 1993. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

       The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting will be required to ratify the Company's selection of Arthur Andersen LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

             DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

       The following table provides information regarding the Company's directors and executive officers:

John K. Carlyle             42  Chairman, Chief Executive Officer, and Director
Daniel J. Thomas            38  President, Chief Operating Officer, and Director
Richard A. Parr II          38  Executive Vice President, General Counsel, and
                                 Secretary
James M. Greenwood          36  Senior Vice President, Chief Financial Officer,
                                 and Treasurer
W. Thomas Fogarty, M.D.     49  Senior Vice President and Chief Medical Officer
Richard D. Rehm, M.D.       51  Director
Stephen A. George, M.D. (1) 45  Director
Robert W. O'Leary           53  Director
Robert A. Ortenzio (2)      39  Director
Paul B. Queally (1)(2)      33  Director
----------
(1)     Member of the Audit Committee
(2)     Member of the Option and Compensation Committee

       The Board of Directors is divided into three classes and is presently comprised of seven members. The directors of each class are elected for three-year terms, with terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stephen A. George, M.D., and Daniel J. Thomas are Class I directors whose terms of office expire at the annual meeting of stockholders in 1999. Robert W. O'Leary, Robert
A. Ortenzio, and Richard D. Rehm, M.D., are Class II directors whose terms of office expire at this Annual Meeting. John K. Carlyle and Paul B. Queally are Class III directors whose terms of office expire at the annual meeting of stockholders in 1998.

       Executive officers are generally elected annually by the Board of Directors to serve, subject to the discretion of the Board of Directors, until their respective successors are appointed. A brief biography as of each director and executive officer of the Company follows. The information given in this Proxy Statement concerning the nominees and other directors is based upon statements made or confirmed to the Company by or on behalf of each such nominee and director, except to the extent certain information appears in the Company's records.

       John K. Carlyle has served as a director of the Company since 1991, Mr. Carlyle has served as the Company's Chairman and Chief Executive Officer since January 1, 1997. Mr. Carlyle joined the Company in 1990 as President and served as the Company's President and Chief Executive Officer from 1991 through December 1996. From 1985 to 1990, Mr. Carlyle served as Senior Vice President and Chief Financial Officer of Medical Care International, Inc. ("Medical Care"), an operator of outpatient surgical centers. Mr. Carlyle has served as a director of National Surgery Centers, Inc., an owner and operator of freestanding, multi-specialty ambulatory surgery centers, since 1991. He also serves as a director of Heritage Health Systems, Inc., a developer and manager of physician-driven integrated delivery networks and other private companies. Mr. Carlyle is a certified public accountant.

       Daniel J. Thomas has served as a director of the Company since January 1, 1997, when he was elected by the Board of Directors to fill the vacancy created by the April 5, 1996 resignation of Richard W. Palczynski. Mr. Thomas has also served as the Company's President and Chief Operating Officer since January 1, 1997. From April 1993 through December 1996, Mr. Thomas served as the Company's Executive Vice President and Chief Operating Officer. Prior to joining the Company in 1993, Mr. Thomas served as controller of Medical Care from 1987 to 1990 and as its Senior Vice President and Divisional Director from 1990 to 1993. Mr. Thomas is a certified public accountant.

       Richard A. Parr II has served as the Company's Executive Vice
President, General Counsel, and Secretary since August 1, 1996. Prior to joining the Company, Mr. Parr served as Vice President and Assistant General Counsel of OrNda HealthCorp, a national hospital management company, from April 1993 through July 1996 and as Associate General Counsel of OrNda HealthCorp from September 1991 through March 1993.

       James M. Greenwood has served as the Company's Chief Financial Officer since he joined the Company as a Vice President in 1993. Mr. Greenwood has served as a Senior Vice President of the Company since May 1994. From 1988 until he joined the Company in 1993, Mr. Greenwood served in numerous positions with Bank One, Texas, N.A., and its predecessors, most recently as Senior Vice President and Manager of Mergers and Acquisitions. Mr. Greenwood is a certified public accountant.

       W. Thomas Fogarty, M.D., has served as the Company's Senior Vice President and Chief Medical Officer since September 1995. From 1993 to September 1995, Dr. Fogarty served as Vice President and Medical Director of the Company, from 1992 to 1993, as a Regional Medical Director of the Company, and from 1985 until 1992, as a medical director of one of the Company's centers. Since 1985, Dr. Fogarty has served as Vice President and Secretary of Occupational Health Centers of the Southwest, P.A. ("OHCS"), an affiliate of the Company which provides occupational medical services.

       Richard D. Rehm, M.D., founded the Company in 1990 and served as its Chairman of the Board from 1991 through December 1996. Since 1988, Dr. Rehm has served as President and a director of OHCS. Dr. Rehm has owned, operated, and developed occupational healthcare centers since 1979.

       Stephen A. George, M.D., has served as a director of the Company since 1993. Dr. George is the founder of First Physician Care, Inc. ("First Physician Care"), an owner and operator of multi-specialty medical clinics, and has been its Chairman, President, and Chief Executive Officer since 1993. From 1990 to 1993, Dr. George was Vice President - Managed Care Operations and Chief Medical Officer of Provident Life and Accident Insurance Company of America, a multi-line insurance company. From 1988 to 1990, Dr. George was Vice President - Medical Management and Chief Medical Officer of Lincoln National Life Insurance Company, also a multi-line insurance company.

       Robert W. O'Leary has served as a director of the Company since July 1995. Since March 1995, Mr. O'Leary has served as Chairman and Chief Executive Officer of Premier, Inc., a voluntary healthcare alliance. From 1991 until 1995, Mr. O'Leary served as Chairman and Chief Executive Officer of American Medical International, Inc., a healthcare facilities management company. From 1989 to 1991, Mr. O'Leary served as President and Chief Executive Officer of Voluntary Hospitals of America, a national hospital alliance. Previously, Mr. O'Leary served as the Chairman of i-STAT Corporation, a medical device manufacturer.

       Robert A. Ortenzio has served as a director of the Company since May 1992. Mr. Ortenzio has served as President of Select Medical Corporation, a private healthcare company based in Mechanicsburg, Pennsylvania, since August, 1996. From 1986 to 1996, Mr. Ortenzio was employed by Continental Medical Systems, Inc., a nationwide provider of rehabilitation services, from 1986 until 1988 as its Senior Vice President, from 1988 until June 1995 as its President and Chief Operating Officer, and from July 1995 to August 1996 as its President and Chief Executive Officer. Mr. Ortenzio also serves as a director of American Oncology Resources, Inc., a physician practice management company, and of Centennial HealthCare Corporation, a long-term care and specialty health care services provider.

       Paul B. Queally has served as a director of the Company since 1993.
Mr. Queally is a general partner of Welsh, Carson, Anderson & Stowe, an investment firm specializing in the healthcare and information services industries. From 1993 to 1996, Mr. Queally was a general partner of The Sprout Group, a division of Donaldson, Lufkin & Jenrette Capital Corporation and prior thereto an associate since 1986. Mr. Queally also serves as a director of several private companies, including First Physician Care and Ortholink, Inc., an orthopedic physician practice management company.

                     MEETINGS AND COMMITTEES OF DIRECTORS

       During 1996, the Board of Directors of the Company held a total of seven meetings, including four regular meetings and three special meetings. With the exception of Mr. O'Leary, each director attended more than 75% of the aggregate of (i) the total number of meetings held by the Board of Directors, and (ii) the total number of meetings held by all committees of the Board of Directors on which he served. Mr. O'Leary attended all of the regular meetings of the Board of Directors, but attended fewer than 75% of the total number of meetings of the Board of Directors during 1996.

       The Board of Directors of the Company has established an Audit
Committee and an Option and Compensation Committee.   The Audit Committee held
two meetings during 1996. The Audit Committee reviews the adequacy of the Company's system of internal controls and accounting practices. In addition, the Audit Committee reviews the scope of the annual audit of the Company's independent public accountants, Arthur Andersen LLP, prior to its commencement, and reviews the types of services for which the Company retains Arthur Andersen
LLP.   The Option and Compensation Committee held one meeting in 1996.  The functions of the Option and Compensation are to: (1) establish annual salary levels, approve fringe benefits, and administer any special compensation plans or programs for officers of the Company, (2) review and approve the salary administration program for the Company, and (3) administer the Company's incentive and stock option plans. Stephen A. George, M.D. and Paul B. Queally serve on the Audit Committee. Mr. Queally and Robert A. Ortenzio serve on the Option and Compensation Committee.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

       The Company does not currently compensate, and does not anticipate compensating, its directors for their services as directors, except that each of the Company's non-employee directors receives automatic stock option grants to purchase 5,000 shares of Common Stock annually. In addition, each of the Company's directors receives reimbursement of all ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee of the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

       The following table summarizes the compensation paid during fiscal years 1994, 1995, and 1996 to the Company's Chief Executive Officer and to the Company's five most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal year 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                 Annual           Compensation
                                                              Compensation           Awards-     All Other
                                                              ------------         Options (1)  Compensation
       Name and Principal Position                  Year   Salary ($) Bonus ($)        #           (2)($)
       ---------------------------                  ----   ---------- ---------    ----------    -----------
John K. Carlyle.................................    1996     301,666    80,000              0         306
     President and Chief Executive  Officer (3)     1995     233,333   100,000        160,000         318
                                                    1994     185,000    40,000         80,000         206

Richard D. Rehm, M.D. ..........................    1996     260,000    50,000              0         864
     Chairman of the Board (4)                      1995     243,333    75,000         60,000         612
                                                    1994     200,000    35,000         50,000         522

Daniel J. Thomas................................    1996     225,000    60,000              0         198
     Executive Vice President                       1995     193,333    75,000        100,000         214
     and Chief Operating Officer (5)                1994     165,000    25,000         50,000         198

Richard A. Parr II..............................    1996      79,166    35,000         50,000          66
     Executive Vice President,                      1995         ---       ---            ---         ---
     General Counsel, and Secretary (6)             1994         ---       ---            ---         ---

W. Thomas Fogarty, M.D..........................    1996     200,000    40,000              0         522
     Senior Vice President                          1995     181,667    25,000         35,000         564
     and Chief Medical Officer                      1994     166,667    15,000         10,000         522

James M. Greenwood..............................    1996     170,000    40,000              0         198
     Senior Vice President                          1995     128,365    50,000         70,000         115
     and Chief Financial Officer                    1994     110,000    15,000         20,000         161

_____________________________________

(1) Options to acquire shares of Common Stock.

(2) Amount represents premiums paid by the Company for group term life insurance that is taxable compensation to the Named Executive Officers.

(3) As of January 1, 1997, Mr. Carlyle became Chairman and Chief Executive Officer of the Company.

(4) Dr. Rehm resigned as Chairman of the Company effective December 31, 1997. Dr. Rehm continues to serve as a Director of the Company.

(5) As of January 1, 1997, Mr. Thomas became President and Chief Operating Officer of the Company.

(6) Mr. Parr joined the Company as Executive Vice President, General Counsel, and Secretary on August 1, 1996.



OPTION GRANTS IN 1996

       The following table sets forth certain information concerning grants of stock options to each of the Company's Named Executive Officers during the fiscal year ended December 31, 1996. In accordance with the rules of the Securities and Exchange Commission, the potential realizable values under such options are shown based on assumed rates of annual compound stock price appreciation of 5% and 10% over the full option term from the date the option was granted.

                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                       NUMBER OF         % OF TOTAL                                    VALUE AT ASSUMED
                       SECURITIES       OPTIONS/SARS    EXERCISE                     ANNUAL RATES OF STOCK
                       UNDERLYING        GRANTED TO     OR BASE                      PRICE APPRECIATION FOR
                      OPTIONS/SARS      EMPLOYEES IN     PRICE                           OPTION TERM(2)
                      GRANTED(#)(1)     FISCAL YEAR    ($/SHARE)    EXPIRATION      ------------------------
                                                                       DATE             5%($)       10%($)
Richard A. Parr II        50,000           13.6%         25.88       07/26/06           813,632    2,061,904

----------------------

(1) The vesting of each option is cumulative and no vested portion will expire until the expiration of the option. These options vest over a four-year period beginning on the date of the grant, with 25% of the options vesting and becoming exercisable on each anniversary of the grant. All options will vest immediately upon the occurrence of a change in control triggering event, which includes a consolidation or merger of the stock of the Company, or a sale of substantially all of the assets of the Company.

(2) These amounts represent certain assumed rates of appreciation only.
    Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock.

OPTION EXERCISES AND FISCAL YEAR END VALUES

       The following table provides information about option exercises by the Company's Named Executive Officers in the last fiscal year and the value realized by them. The table also provides information about the number and value of options held by the Named Executive Officers at December 31, 1996.

       AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                            Number of Securities
                                                           Underlying Unexercised       Value of Unexercised
                                                                 Options/SARs         In-the-Money Options/SARs
                              Shares                      at Fiscal Year End (#)(3)   at Fiscal Year End ($)(2)
                           Acquired on        Value       -------------------------   -------------------------
          Name             Exercise (#)  Realized ($)(1)  Exercisable  Unexercisable  Exercisable  Unexercisable
          ----             ------------  ---------------  -----------  -------------  -----------  -------------
John K. Carlyle               112,750       2,526,375         98,500       178,750      1,638,000     2,468,750
Richard D. Rehm, M.D.             ---             ---        157,500        77,500      3,443,750     1,332,500
Daniel J. Thomas               25,000         609,375        137,500       137,500      2,793,750     2,206,250
W. Thomas Fogarty, M.D.           ---             ---         38,725        39,575        722,912       532,638
James M. Greenwood             23,500         558,000         26,250        71,250        347,500       900,000
Richard A. Parr II                ---             ---              0        50,000              0        56,250

______________________________

(1) Market value of underlying securities based on the closing price of the Company's Common Stock on NASDAQ on the date of exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options based on the closing price of the Company's Common Stock on December 31, 1996 (the last trading day of the fiscal year) on NASDAQ of $27.00, minus the exercise price.

(3) Of the unexercisable shares, Messrs. Carlyle, Rehm, Thomas, Fogarty, and Greenwood will be vested in an additional 53,750, 27,500, 62,500, 8,750, and 15,000 shares, respectively, on or before June 30, 1997.


OTHER COMPENSATION ARRANGEMENTS

EMPLOYMENT AGREEMENTS

       The Company has entered into employment agreements with John K. Carlyle, Daniel J. Thomas, Richard A. Parr II, James M. Greenwood, and W. Thomas Fogarty, M.D. Each of the agreements provides for the payment of base salary amounts, bonuses at the discretion of the Company's Board of Directors, and participation in any employee benefit plan adopted by the Company for its employees. The term of the agreement for Mr. Carlyle is three years. The term of each of the agreements for Messrs. Thomas, Parr, Greenwood, and Fogarty is two years. Each of the agreements entitles each such individual to receive severance payments if the Company terminates such individual's employment without cause or the individual terminates his employment for good reason. Such severance payments shall equal two years' base salary for Mr. Carlyle following a change in control of the Company, one year's base salary for Mr. Carlyle prior to a change in control of the Company, and one year's base salary for Messrs. Thomas, Parr, Greenwood, and Fogarty whether prior or subsequent to such a change in control.

INDEMNITY AGREEMENTS AND LIMITATIONS ON DIRECTORS' LIABILITY

       The Company has entered into indemnity agreements with each of its directors and officers. Pursuant to these agreements, the Company will, to the extent permitted under applicable law, indemnify these persons against all expenses, judgments, fines, and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they are or were directors or officers of the Company or that they assumed certain responsibilities at the direction of the Company.

       In addition, the Company's Certificate of Incorporation provides for certain limitations on director liability. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.


                              COMPENSATION PLANS

1995 LONG-TERM INCENTIVE PLAN

       The Company may grant officers, directors and key employees awards with respect to shares of Common Stock under the Company's 1995 Long-Term Incentive Plan (the "Incentive Plan"). Awards under the Incentive Plan include (i) incentive stock options qualified as such under United States federal tax laws,
(ii) stock options that do not qualify as incentive stock options, (iii) stock appreciation rights ("SARs"), and (iv) restricted stock awards. The number of shares of Common Stock that may currently be issued under the Incentive Plan is 1,000,000 shares. As of March 14, 1997, the Company had granted options under the Incentive Plan to purchase 921,375 shares of Common Stock, 115,550 of which options were vested as of March 14, 1997. Accordingly, the number of shares currently available for additional awards under the Incentive Plan is 78,625. The Board of Directors is now seeking stockholder approval to amend the Incentive Plan to increase the number of shares of Common Stock that may be issued thereunder from 1,000,000 to 2,000,000. See "Proposal Two - Amendment to the Company's 1995 Long-Term Incentive Plan."

       The Board of Directors or the committee administering the Incentive Plan (the "Committee") determines the exercise price of each option granted under the Incentive Plan. However, the exercise price for an incentive stock option must not be less than the fair market value of the Common Stock on the date of grant. Stock options may be exercised as the Committee determines, but not later than ten years from the date of grant in the case of incentive stock options. At the discretion of the Committee, holders may use shares of stock to pay the exercise price, including shares issuable upon exercise of the option.

       An SAR may be awarded in connection with or separate from a stock option. An SAR is the right to receive an amount in cash or stock equal to the excess of the fair market value of a share of the Common Stock on the date of exercise over the exercise price specified in the agreement governing the SAR (for SARs not granted in connection with a stock option) or the exercise price of the related stock option (for SARs granted in connection with a stock option). An SAR granted in connection with a stock option will require the holder, upon exercise, to surrender the related stock option or portion thereof relating to the number of shares for which the SAR is exercisable. The surrendered stock option or portion will then cease to be exercisable. Such an SAR is exercisable or transferable only to the extent that the related stock option is exercisable or transferable. An SAR granted independently of a stock option will be exercisable as the Committee determines. The Committee may limit the amount payable upon exercise of any SAR. SARs may be paid in cash or stock, as the Committee provides in the agreement governing the SAR.

       A restricted stock award is a grant of shares of Common Stock that is nontransferable or subject to risk of forfeiture until specific conditions are met. The restrictions will lapse in accordance with a schedule or other conditions as the Committee determines. During the restriction period, the holder of a restricted stock award may, in the Committee's discretion, have certain rights as a stockholder, including the right to vote the stock subject to the award or receive dividends on that stock. Restricted stock may also be issued upon exercise or settlement of option or SARs.

       An award agreement under the Incentive Plan provides that, upon a change of control of the Company and in the discretion of the Committee (1) the holder of a stock option may be granted a corresponding SAR, (2) all outstanding SARs and options may become immediately and fully vested and exercisable in full, and
(3) the restriction period on any restricted stock award may be accelerated and the restriction may expire. In general, a change in control of the Company occurs in any of five situations: (1) a person other than the Company, certain affiliated companies or benefit plans, or a company a majority of which is owned directly or indirectly by the stockholders of the Company becomes the beneficial owner of 50% or more of the voting power of the Company's outstanding voting securities; (2) a majority of the Board of Directors is not comprised of the members of the Board of Directors at the effective date of the Incentive Plan and persons whose election as directors were approved by those directors or their approved successors; (3) a person described in clause (1) announces a tender offer for 50% or more of the Company's outstanding voting securities and the Board of Directors approves or does not oppose the tender offer; (4) the Company merges or consolidates with another corporation or entity (whether the Company or the other entity is the survivor), or the Company's stockholders approve such a merger or consolidation, other than mergers or consolidations in which the Company's voting securities are converted into securities having the majority of voting power in the surviving company; or (5) the Company liquidates or sells all or substantially all of its assets, except sales to corporations having substantially the same ownership as the Company.

       If a restructuring of the Company occurs that does not constitute a change in control of the Company, the Committee may (but need not) cause the Company to take any one or more of the following actions: (1) accelerate in whole or in part the time of vesting and exercisability of any outstanding stock options and SARs in order to permit those stock options and SARs to be exercisable before, upon or after the completion of the restructure; (2) grant each optionholder corresponding SARs; (3) accelerate in whole or in part the expiration of some or all of the restrictions on any restricted stock award; (4) if the restructure involves a transaction in which the Company is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding awards under the Incentive Plan upon such terms and provisions as the Committee deems desirable; or (5) redeem in whole or in part any one or more of the outstanding awards (whether or not then exercisable ) in consideration of a cash payment, adjusted for withholding obligations. A restructure generally is any merger of the Company or the direct or indirect transfer of all or substantially all of the Company's assets (whether by sale, merger, consolidation, liquidation or otherwise) in one transaction or a series of transactions.


1992 OPTION PLAN

       The Company's Stock Option and Restricted Stock Purchase Plan (the "1992 Option Plan"), which was approved by the Board of Directors of the Company in 1992 and subsequently amended on May 18, 1994, provides for the issuance of incentive and non-qualified stock options and/or awards in the form of rights to purchase up to 1,500,000 shares of Common Stock. Non-qualified stock options and awards may be granted to full-time employees (including officers and directors) of the Company or to part-time employees or persons performing services for the Company. Incentive stock options may only be granted to full-time employees of the Company. The Company has granted a total of 1,495,886 options and awards under the 1992 Option Plan, 540,937 of which options and awards were vested as of March 14, 1997. Unexercised options and awards under the 1992 Option plan are subject to adjustment if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through a stock split, combination, reorganization, merger, consolidation, or similar transaction. Options are not transferable except by will or the laws of descent and distribution, and, during an optionee's lifetime, may be exercised only the optionee.

       The 1992 Option Plan is administered by the Option and Compensation Committee of the Company's Board of Directors. The Option and Compensation Committee has sole authority and discretion under the 1992 Option Plan to, among other things, (i) select the employees who are to be granted options or awards,
(ii) determine exercise prices, (iii) determine the time or times and the conditions subject to which options and awards may be made or exercised, (iv) establish the number of shares of Common Stock subject to the options or awards,
(v) establish transfer restrictions and vesting provisions, (vi) determine the form of consideration that may be used to purchase shares of Common Stock upon exercise of any option or award, and (vii) establish any other terms, restrictions and/or conditions applicable to options and awards not inconsistent with the provisions of the 1992 Option Plan. The terms and conditions of each option and award granted under the 1992 Option Plan is set forth in a written agreement between the Company and the participant in such form as the Option and Compensation Committee approves.

OTHER OUTSTANDING OPTIONS AND WARRANTS

       In addition to the options and awards granted under the 1992 Option Plan and warrants to purchase 350,000 shares of Common Stock for $7.00 per Warrant granted to Creditanstalt-Bankverein pursuant to execution of its credit facility (of which 200,000 were unexercised as of March 14, 1997), the Company has issued options or warrants to purchase an aggregate of 351,333 shares of Common Stock pursuant to separate agreements between the Company and the holders thereof. The 275,000 options and warrants that are currently outstanding have an average exercise price of $6.85 per share. All such options are subject to a four-year vesting schedule. As of March 14, 1997, 237,000 of such options and warrants were vested and outstanding and the remaining 38,000 options are scheduled to vest by December 31, 1998. Notwithstanding the foregoing, if the Company is party to a merger or consolidation (whether or not the Company is the surviving entity in such transaction), then all unvested options and warrants will vest and be exercisable on the date of such occurrence.

       All such options and warrants are exercisable for a period ending on the tenth anniversary of the date that the last option or warrant vests, and may not be transferred without the prior written consent of the Company, except upon a holder's death to his estate or heirs at law or beneficiaries under his will. If the employment of Mr. Carlyle is terminated by the Company for cause, then all vested but unexercised options and warrants held by him will lapse 30 days after the date of such termination. If the employment of any other optionholder is terminated for any reason, then all vested but unexercised options and warrants held by such person will lapse 30 days after the date of such termination.

       Unexercised options and warrants, and the exercise price thereof, are subject to adjustment if the Company issues Common Stock for a consideration per share less than the exercise price or if there is a subdivision or consolidation of the Company's Common Stock, the payment of a stock dividend or other increase or decrease in the number of shares of Common Stock outstanding, and the Company does not receive compensation therefor. In addition, the number (and type) of securities subject to an option or warrant are subject to adjustment if the Company is party to a merger or consolidation.

401(k) Plan

       The Company has a defined contribution retirement plan which complies with Section 401(k) of the Internal Revenue Code. Substantially all employees, including officers and directors who have completed three months of service are eligible to participate in the plan. Effective July 1, 1996, the plan was amended to reduce the service period to three months. Prior to the change, the plan required a service period of six months. Employees may contribute amounts up to a maximum of 15% of the employees' compensation. The plan provides that a discretionary match of employee contributions may be made by the Company in cash or stock. The Company has not made any matching contributions to the plan. Deferred compensation is not segregated from the Company's other assets.

Employee Stock Purchase Plan

        The Company has an Employee Stock Purchase Plan that permits substantially all employees to acquire the Company's Common Stock at the end of each period at a purchase price of 85% of the lower of the fair market value at the beginning or the end of the participation period. Periods are semi-annual and begin on January 1 and July 1 of each year. Employees may designate up to 15% of their base compensation for the purchase of Common Stock. The Option and Compensation Committee administers the Employee Stock Purchase Plan.

                       OPTION AND COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

                       EXECUTIVE COMPENSATION PHILOSOPHY

       The Option and Compensation Committee of the Board of Directors is composed entirely of outside directors. The Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

                       EXECUTIVE COMPENSATION COMPONENTS

       The key components of the Company's compensation program are base salary, an annual incentive award and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Option and Compensation Committee reviews each component of executive compensation on an annual basis.

       BASE SALARY. Base salaries for executive officers are set at levels believed by the Option and Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. While the Committee does not establish a specific formula or target to determine base salaries, the Committee considers the financial performance of the Company as compared to other physician practice management companies.

       In this regard, the Committee primarily considers earnings growth and to a lesser degree asset growth. The Committee also considers the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Option and Compensation Committee believes that executive officer base salaries for 1996 were lower than the average base salaries paid by companies such as those included in the Company's peer group of physician practice management companies (the "PPM Peer Group") and comparable to the median base salaries paid by service industry companies with similar earnings.

       This Committee does not currently intend to award compensation that would result in a limitation on the deductibility of a portion of such compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended; however, this Committee may in the future decide to authorize compensation in excess of the limits of Section 162(m) if it determines that such compensation is in the best interests of the Company.

       ANNUAL BONUS. The Option and Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company earnings criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, at the beginning of each year, the Option and Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain earnings per share criteria. The Option and Compensation Committee established annual bonuses for 1996 varying from 18% to 26% of base salaries, based upon the Company's achievement of predetermined earnings per share criteria and including a discretionary component. The Committee established the potential bonuses and earnings per share criteria based on the Committee's judgment as to desirable financial results for the Company and the appropriate percentage of compensation which should be based on the attainment of such results. The bonus awards are included in the Summary Compensation Table under "Executive Compensation and Other Information."

       STOCK OPTIONS. The Option and Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and the practices of companies such as those included in the PPM Peer Group. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

       Options to purchase the Company's Common Stock were granted to certain of the Company's Named Executive Officers in 1996 and are reflected in the information provided under "Compensation of Directors and Executive Officers." These options vest cumulatively in four annual installments of 25% and expire ten years from the date of grant. The Committee granted options based on its judgment that the amount was appropriate and desirable considering the executive officer's potential contribution to the Company, as well as the number of options granted in previous years. The assessment of potential contribution was based on the Committee's subjective evaluation of such executive officer's ability, skills, efforts, and leadership.

                    COMPENSATION OF CHIEF EXECUTIVE OFFICER

       Consistent with the executive compensation policy and components described above, the Option and Compensation Committee determined the salary, bonus and stock options received by John K. Carlyle, President and Chief Executive Officer of the Company, for services rendered in 1996. Mr. Carlyle received a base salary of $310,000 for 1996. The Committee did not establish a specific target or formula to determine Mr. Carlyle's salary. The Committee believes that this base salary was below average base salaries paid to chief executive officers of comparable publicly traded physician practice management companies such as those included in the PPM Peer Group. Mr. Carlyle earned an $69,000 bonus under the 1996 Program adopted by the Option and Compensation Committee. Mr. Carlyle was also awarded a discretionary bonus of $11,000. Mr. Carlyle also did not in 1996 receive additional options to purchase shares of the Company's Common Stock. The Committee determined the salary and bonus granted to Mr. Carlyle based on its judgment that the amounts were appropriate and desirable in light of his actual and potential contribution to the Company. The assessment of actual and potential contribution was based on the Committee's subjective evaluation of Mr. Carlyle's abilities, skills, efforts, and leadership.

                                    SUMMARY

       The Option and Compensation Committee believes that the executive compensation policies and programs described in this Report serve the interests of the stockholders and the Company. Pay delivered to executives is intended to be linked to, and to be commensurate with, Company performance and stockholder expectations. We will continue to monitor the effectiveness and appropriateness of each of the compensation components to reflect changes in the business environment.

                                The Option and Compensation Committee

                                Robert A. Ortenzio
                                Paul B. Queally

                               PERFORMANCE GRAPH

       Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and an index of peer Nasdaq Health Services companies selected by the Company for the period beginning May 8, 1995, and ending December 31, 1996. The comparison assumes $100 was invested on May 8, 1995, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. For purposes of the peer group index, the returns of the component issuers were weighted according to each issuer's stock market capitalization.


                               OCCUSYSTEMS, INC.

                       [PERFORMANCE GRAPH APPEARS HERE]







        -------------------------------------------------------------------
                                               5/8/95*  12/31/95   12/31/96
        -------------------------------------------------------------------
        Occusystems, Inc.                       $ 100     $ 143     $ 167
        -------------------------------------------------------------------
        Nasdaq Stock Market (U.S. Companies     $ 100     $ 125     $ 154
        -------------------------------------------------------------------
        Nasdaq Health Services Stock            $ 100     $ 139     $ 139
        -------------------------------------------------------------------
        *Initial public offering completed May 8, 1995
        -------------------------------------------------------------------


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


       The following table sets forth certain information regarding the amount and nature of the beneficial ownership of the Common Stock as of March 14, 1997, by (i) each person known by the Company to own beneficially more than 5% of any class of the Company's outstanding voting securities, (ii) each of the Company's directors, (iii) each officer of the Company named in the Summary Compensation Table under the heading "Compensation of Executive Officers," and (iv) all current directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

                                                       BENEFICIAL OWNERSHIP
                                                     -----------------------
                                                     NUMBER OF
                         NAME                        SHARES (1)     PERCENT
       Putnam Investments, Inc..................      2,075,900      9.6%
         One Post Office Square
         Boston, MA  02109

       Pilgrim Baxter & Associates, Ltd.              1,454,700      6.7%
         1255 Drummers Lane, Suite 300
         Wayne, Pennsylvania  19087

       John K. Carlyle..........................        132,250         *
       Stephen A. George, M.D...................              0         *
       Robert W. O'Leary........................          5,000         *
       Robert A. Ortenzio.......................         34,219         *
       Paul B. Queally..........................         10,799         *
       Richard D. Rehm, M.D.....................        292,938      1.3%
       Daniel J. Thomas.........................        187,500         *
       W. Thomas Fogarty, M.D...................        122,614         *
       James M. Greenwood.......................         36,250         *
       Richard A. Parr II.......................              0         *
       All directors and executive officers as a
         group (10) persons.....................        821,570      3.7%

---------------------
*  Less than 1%.

(1) Includes shares of Common Stock which an individual has a right to acquire upon exercise of options or warrants or conversion of debt securities within 60 days of December 31, 1996. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown on the table.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 1996, except that Mr. Parr inadvertently filed a Form 3, reporting an initial grant of options under the Incentive Plan, late.


                             CERTAIN TRANSACTIONS

       Richard D. Rehm, M.D., a director of the Company, is the President, a director and a member of OHCS. The Company has entered into a 40 year management agreement with OHCS pursuant to which OHCS provides physician services at 90 of the Company's centers. OHCS paid approximately $86,596,000 in management fees to the Company in 1996 under this management agreement.


                             STOCKHOLDER PROPOSALS

       Any stockholder proposal intended to be presented at the next Annual Meeting must be received by the Company by December 1, 1997, in order to be considered for inclusion in the Company's proxy material for such meeting.


                                 OTHER MATTERS

       As of the date of this Proxy Statement, the Company does not intend to bring any other matters before the Annual Meeting requiring action of the stockholders, not does it have any information that other matters will be brought before the meeting. However, if any other matters requiring the vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment in the interest of the Company.



                                    By Order of the Board of Directors,



                                    Richard A. Parr II
                                    Secretary
Dallas, Texas
April 3, 1997

                                     PROXY

                               OCCUSYSTEMS, INC.

                  ANNUAL MEETING OF SHAREHOLDERS-MAY 7, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John K. Carlyle, Daniel J. Thomas and Richard A. Parr II or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in OccuSystems, Inc. at the Annual Meeting of Stockholders to be held at the Holiday Inn, 4441 Highway 114 and Esters Boulevard, Irving, TX 75063, on Wednesday, May 7, 1997 at 1:00 p.m. C.D.S.T., and at any adjournments thereof, as specified on the reverse side.

             (Please sign and date on reverse side of this proxy)

------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                                                                                                        Please mark  [X]
                                                                                                        your vote as
                                                                                                        indicated in
                                                                                                        ????????????

1.  ELECTION OF DIRECTOR                 (INSTRUCTION: To withhold authority to vote     2. PROPOSAL TO AMEND 1995 LONG-TERM
    CLASS II-TERM EXPIRING 2000          for any individual nominee, strike a line         INCENTIVE PLAN TO INCREASE THE NUMBER
                                         through the nominee's name on the list below)     OF SHARES OF COMMON STOCK AUTHORIZED
         FOR nominee          WITHHOLD                                                     FOR AWARDS THEREUNDER.
    listed to the right       AUTHORITY                  Robert W. O'Leary
                             to vote for                 Robert A. Ortenzio                         FOR     AGAINST     ABSTAIN
                             nominee listed              Richard D. Rehm, M.D.                     [   ]     [   ]       [   ]
          [    ]                [    ]

3.  PROPOSAL TO RATIFY APPOINTMENT OF ARTHUR ANDERSEN, LLP AS INDEPENDENT                4. In their discretion, the proxies (and if
    PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1997.                                            the undersigned is a proxy, any
                                                                                           substitute proxies) are authorized to
                        FOR     AGAINST     ABSTAIN                                        vote upon such other business as may
                        [  ]      [  ]       [  ]                                          properly come before the meeting.

                                                                                        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                                                                        VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                        UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
                                                                                        MADE, THIS PROXY WILL BE VOTED FOR THE
                                                                                        ELECTION OF SUCH NOMINEES FOR CLASS II
                                                                                        DIRECTORS AND FOR PROPOSALS TWO AND THREE.

                                                                                        Please sign name exactly as it appears on
                                                                                        the left. When shares are held by joint
                                                                                        tenants, both should sign. When signing as
                                                                                        attorney, as executor, administrator,
                                                                                        trustee or guardian, please give full title
                                                                                        as such. If a corporation, please sign in
                                                                                        full corporate name by President or other
                                                                                        authorized officer. If a partnership, please
                                                                                        sign in partnership name by authorized
                                                                                        person.


Signature__________________________________________ Title_____________________________________________ Date_______________ 1997
                     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
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